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EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-75652 and Form S-8 No. 333-40223) pertaining to the 1994 Employee Stock Incentive Plan of RPC, Inc. of our report dated March 14, 2003, with respect to the consolidated financial statements and schedule of RPC, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.


                                       /s/ Ernst & Young LLP

Atlanta, Georgia
March 17, 2003